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Exhibit 23.1     Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-76128) pertaining to the 1991 Qualified Stock Option Plan and
1991 Nonqualified Stock Option Plan, in the Registration Statement (Form S-8
No. 33-82016) pertaining to the 1993 Non-Employee Director Stock Option Plan, in the Registration Statement (Form S-8 No. 333-08049) pertaining to the 1996 Stock Option Plan, and in the Registration Statement (Form S-8 No. 333-44410) pertaining to the 1993 Non-Employee Director Stock Option Plan and 1996
Stock Option Plan of our report dated February 8, 2002, (except Note B as to which the date is March 4, 2002) with respect to the consolidated financial statements and schedule of Cellular Technical Services Company, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                           /s/ Ernst & Young LLP

Seattle, Washington
March 26, 2002


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